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                                                                     EXHIBIT 3.1

                             AMENDED AND RESTATED

                         ARTICLES OF INCORPORATION OF

                        ENACT HEALTH MANAGEMENT SYSTEMS

                           A California Corporation


     The undersigned, Matt Sanders and Chris Tacklind, hereby certify that:

     1. They are the President and Secretary, respectively, of Enact Health Management Systems, a California corporation (the "Corporation").

     2. The articles of incorporation of the Corporation are amended and restated to read as follows:

                                   ARTICLE I

     The name of the Corporation is Enact Health Management Systems.

                                  ARTICLE II

     The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                  ARTICLE III

     The Corporation is authorized to issue two classes of shares to be designated respectively Preferred Stock and Common Stock. The total number of shares of all series of Preferred Stock that the Corporation shall have authority to issue is 10,000,000 and the total number of shares of Common Stock that the Corporation shall have authority to issue is 20,000,000. All the authorized shares shall have a par value of $0.001.

     The shares of Preferred Stock authorized by these Articles may be divided into such number of series as the Board of Directors may determine. The Board of Directors is authorized to determine and alter the rights, preferences, privileges and restrictions granted to and imposed upon the Preferred Stock or any series thereof with respect to any wholly unissued series of Preferred Stock, and to fix the number of shares of any such series of Preferred Stock. The Board of Directors, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series.
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     3.  The foregoing amendment and restatement of the Articles of
Incorporation has been duly approved by the Board of Directors of the Corporation.

     4. The foregoing amendment and restatement of the Articles of Incorporation has been duly approved by the required vote of the shareholders of the Corporation in accordance with sections 902 and 903 of the California Corporations Code.

     The total number of outstanding shares of the Corporation entitled to vote with respect to the foregoing amendment and restatement was 2,315,000 shares of Common Stock, 2,325,960 shares of Series A Preferred Stock, and 220,385 shares of Series B Preferred Stock and 381,024 shares of Series C Preferred Stock. The number of shares voting in favor of the amendment equalled or exceeded the vote required, such required vote being more than a majority of the outstanding shares of Common Stock, voting as a separate class, a majority of the outstanding shares of Series A Preferred Stock, a majority of Series B
Preferred Stock, and a majority of Series C Preferred Stock, and at least two-thirds of the outstanding Series A Preferred Stock, Series B Preferred
Stock and Series C Preferred Stock, voting together as a single class.

     Executed at Palo Alto, California on the     17   day of July, 1997.
                                              --------

                                             /s/ Matthew Sanders
                                             ----------------------------------
                                             Matt Sanders, President


                                             /s/ Chris Tacklind
                                             -----------------------------------
                                             Chris Tacklind, Secretary